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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form F-1 of our report dated February 26, 2004, except for Note 20 which is as of March 5, 2004, relating to the financial statements of Shanda Interactive Entertainment Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Summary Consolidated Financial and Operating Information," "Selected Consolidated Financial Information" and "Experts" in such Registration Statement.



                      /s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
                      ----------------------------------------------------------
                      PricewaterhouseCoopers Zhong Tian CPAs
                      Limited Company

                      Shanghai

                      April 23, 2004